Exhibit 10.1

AMENDMENT NO. 2 TO

SEPARATION PAY AGREEMENT

This Amendment No. 2 to Separation Pay Agreement (this “Amendment”), dated as of December 14, 2016 (the “Effective Date”), is by and between Connecture, Inc., a Delaware corporation (the “Company”), and James P. Purko

(the “Executive”).

WHEREAS, the Executive and the Company are parties to a Separation Pay Agreement dated and effective as of July 23, 2012 and Amendment No. 1 to the Separation Agreement dated April 29, 2015 (the “Separation Agreement”) pursuant to which Executive is entitled to nine (9) months’ severance in the event of his termination without cause (as defined in the Separation Agreement); and

WHEREAS, the Executive and the Company now wish to amend the Separation Agreement to extend the period of severance that Executive is entitled to in the event of his termination without cause to a period of twelve (12) months from the date of termination and to provide that Executive will receive an additional cash payment on Executive’s last day of employment.

NOW, THEREFORE, the parties hereto hereby agree as follows, effective as of the Effective Date:

1.	Section 3(B)(i) of the Separation Agreement is amended and restated in its entirety to read as follows:

“make payments to You in twelve (12) equal installments for a period of twelve (12) months (the “Separation Pay Period”) on the last day of each month (each such payment to be a “Separation Payment”). Each Separation Payment shall be for an amount equal to one twelfth (1/12) of Your then-current annual base salary. If the last day of the month falls on a weekend or a legal holiday, the respective Separation Payment will be paid on the business day immediately preceding such day. Except as provided in the previous sentence, under no circumstances will any Separation Payment to be made under this sub-paragraph be accelerated or deferred;”

2.	Section 3(B)(ii) of the Separation Agreement is amended and restated in its entirety to read as follows:

“reimburse Your and Your eligible dependents’ actual Consolidated Omnibus Budget Reconciliation Act (“COBRA”) premium under the Company’s major medical group health plan on a monthly basis for a period of twelve (12) months; and”

3.	Section 3(B)(iii) of the Separation Agreement is amended and restated in its entirety to read as follows:

“pay You a lump sum payment for Your accrued, unused vacation as of the date of termination (if applicable), well as a one-time payment of $12,500.”

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the Effective Date.

CONNECTURE, INC.

/s/ Jeffery A. Surges
Jeffery A. Surges Chief Executive Officer and President

EXECUTIVE

/s/ James P. Purko
James P. Purko

Signature Page to Amendment to Separation Pay Agreement